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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS





We consent to incorporation by reference in the Registration Statement (No. 33-59058) on Form S-8 of Tele-Communications, Inc. Employee Stock Purchase Plan; Registration Statement (No. 2-87938) on Form S-8 of Tele-Communications, Inc. 1982 Incentive Stock Option Plan; Registration Statement (No. 33-44532) on Form S-8 of United Artists Theatre Circuit, Inc. Employee Stock Purchase Plan; Registration Statements (Nos. 2-96706, 2-99512, 33-12385, 33-51104, 33-58198
and 33-60982) on Form S-3; the Post-Effective Amendment No. 1 to Form S-4 Registration Statement (No. 33-43009) on Form S-8 Registration Statement of Tele-Communications, Inc. of our reports dated March 21, 1994, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Tele-Communications, Inc.

Our reports refer to a change in the method of accounting for income taxes.




                                             /s/ KPMG PEAT MARWICK
                                                 KPMG Peat Marwick



Denver, Colorado
March 21, 1994